CATERPILLAR FINANCIAL SERVICES CORPORATION

POWERNOTES (SM)

With Maturities of 9 months or more from Date of Issue


Registration No.  333-35460
Filed Pursuant to Rule 424 (b) (2)
PRICING SUPPLEMENT NO.  059				                           Trade Date: 03/23/01
(To Prospectus Supplement & Prospectus dated
  September 8, 2000)						                                Issue Date:  03/27/01
The Date of this Pricing Supplement March 23, 2001

SUBJECT TO REDEMPTION
OR REPAYMENT
Date and terms of redeption or repayment
(including any applicable regular or special record dates)

CUSIP
 or	   Stated				                                    Interest
Common	Interest		        Price to	    Discounts &    Payment	    Survivor's
Code   Rate (1)	Maturity	Public (2)	  Commissions    Frequency	  Option	Yes/No

14911QCL3	   5.05%	03/15/04	100%	        0.625%    Monthly	      YES	    NO



Original Issue Discount Note:					Total Amount of OID:
____  Yes	  X   No						N/A



(1) The interest rates on the PowerNotes (SM) may be changed by Caterpillar Financial Services Corporation from time to time, but any such change will not affect the interest rate on any PowerNotes (SM) offered prior to the effective date of the change.

(2) Expressed as a percentage of aggregate principal amount. Actual Price to Public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation sheet.